Exhibit 99.1

630 Las Gallinas Ave
San Rafael, CA 94903
(415) 526-6400
For Immediate Release
September 11, 2007

	Contact:	Mark Garwood
President / CEO
Epic Bancorp
415-526-6400

Epic Bancorp Announces Stock Repurchase Plan

San Rafael, CA, September 11, 2007— Epic Bancorp (the “Company”) (NASDAQ:EPIK), the parent company for Tamalpais Bank and Epic Wealth Management, today announced that its Board of Directors approved a plan to repurchase, as conditions warrant, up to five percent of the shares of the Company’s common stock, to be made from time to time in the open market over the next twelve months.

The repurchase of any or all such shares authorized for repurchase will be dependent on management’s assessment of market conditions. The repurchase plan represents approximately 200,649 shares of the Company’s common stock outstanding as of July 28, 2007, as reported on the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 10, 2007.

Mark Garwood, the Company’s Chief Executive Officer and Director, stated, “The share repurchase plan helps create shareholder value through the efficient use of our equity capital while still allowing Epic Bancorp to take advantage of the growth opportunities in our existing markets. The Board and management will continue to focus on building shareholder value and generating attractive investment returns. We are pleased to have this additional capital management tool at our disposal.”

The program is intended to be structured to conform to the safe harbor provisions of SEC Rule 10b-18. SEC Rule 10b-18 contains certain restrictions related to the manner, price, timing and volume of repurchases, among other conditions. The Company plans to fund repurchases made under the program from available working capital.

Epic Bancorp
Press Release
September 11, 2007

About Epic Bancorp
Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the parent company of Tamalpais Bank and Epic Wealth Management. The Company had $522 million in assets and $370 million in deposits as of June 30, 2007. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Mark Garwood at 415-526-6400.

About Tamalpais Bank
Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp, operates seven branches in Marin County and a loan production office in Santa Rosa. The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael, Terra Linda, and Tiburon/Belvedere.

About Epic Wealth Management
Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management is located San Rafael. For additional information about Epic Wealth Management, please call 415-526-4300.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management . These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business and; (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.